UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 20, 2023
Date of Report (date of earliest event reported)
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BUNGE GLOBAL SA
(Exact name of registrant as specified in its charter)
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Switzerland (State or other jurisdiction of incorporation or organization)

000-56607 (Commission File Number)	98-1743397 (IRS Employer Identification Number)

Route de Florrisant 13, 1206 Geneva, Switzerland	N.A
(Address of principal executive offices and zip code)	(Zip Code)

1391 Timberlake Manor Parkway Chesterfield, MO	63017
(Address of corporate headquarters )	(Zip Code)

(314) 292-2000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Registered Shares, $0.01 par value per share	BG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreements

As a result of the previously completed change of its jurisdiction of incorporation from Bermuda to Switzerland (the “Redomestication”), resulting in the Bunge group holding company becoming a Swiss corporation, Bunge Global SA (the “Company”), and in order to comply with Swiss law, each of Gregory A. Heckman and John W. Neppl (the “Executives”) were required to relinquish his participation in, and eligibility to receive severance benefits under, the Bunge Executive Severance Plan and to enter into an Executive Employment Agreement (the “Employment Agreements”). Accordingly, on December 20, 2023, each of the Executives entered into the Employment Agreements, which were retroactively effective as of November 1, 2023, the effective date of the Redomestication. Consistent with Swiss corporate law requirements, the Employment Agreements: (1) memorialize the existing compensation arrangements for each Executive with respect to each of their base salary (which is $1,200,000 per year for Mr. Heckman and $750,000 per year for Mr. Neppl), existing target annual bonus opportunity (with a target amount equal to 170% of base salary for Mr. Heckman and 100% of base salary for Mr. Neppl), eligibility to receive long-term equity incentive awards, and eligibility for employee and other fringe benefits; (2) require 12 months’ advance written notice by either the Company or the Executive for termination of the applicable Executive’s employment (unless the termination is by the Company for “cause” or by the Executive without “good reason” (as such terms are defined in the Employment Agreements)) (the “Notice Period”); (3) provide for continued payments (during the Notice Period) of the Executive’s base salary, pro-rated portions of the Executive’s annual bonus based on actual performance while the Executive remains in active service and target annual bonus for any portion of the Notice Period during which the Executive does not remain in active service, and reimbursement for healthcare continuation premiums (collectively, the “Notice Period Payments”); and (4) provide for payments to the Executive in exchange for their compliance with non-competition, non-solicitation, and other restrictive covenant obligations during the one year period following expiration of the Notice Period (the “Non-Compete Payments”). Both the Non-Compete Payments and the Notice Period Payments are subject to offset and/or reduction in the event that either Executive materially breaches any of the restrictive covenant obligations or earns compensation from new employment (and/or other activity) that exceeds a certain threshold amount set forth in the Employment Agreement. Certain of the Notice Period Payments and Non-Compete Payments will be subject to the applicable Executive’s execution and non-revocation of a release of claims in favor of the Company.

The foregoing descriptions of the Employment Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of those documents, each of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2023, and are incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2023

BUNGE LIMITED

By:	/s/Lisa Ware-Alexander
Name:	Lisa Ware-Alexander
Title:	Secretary